SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2002

Medtronic, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-7707	41-0793183
(Commission File Number)	(IRS Employer
Identification No.)

710 Medtronic Parkway

Minneapolis, Minnesota  55432-5604

(Address of Principal Executive Offices and Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events

                On October 11, 2002, the Registrant issued a press release announcing the completion of its acquisition of Spinal Dynamics Corporation.  The full text of the press release is set forth in Exhibit 99 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 7.                    Financial Statements and Exhibits

                Exhibit 99               Press release dated October 11, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ Richard F. Hamm, Jr.
Date: October 15, 2002		Richard F. Hamm, Jr.
Vice President and Deputy
General Counsel